Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is made and entered into this 26 day of September 2024, by and between Alset Inc., a Texas corporation, having its registered office at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (the “Buyer”) and Alset International Limited, a Singapore corporation, having its registered office address at 9 Temasek Boulevard, #16-04, Suntec Tower Two, Singapore 038989 or its assignee(s) (the “Seller” or the “Secured Party”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Stock Purchase Agreement (as defined below) and in the Note (as defined below).

RECITALS

A. The Buyer has purchased from the Seller Six Million and Five Hundred Thousand (6,500,000) shares of common stock of HWH International Inc., a Delaware corporation (the “Shares”) pursuant to the Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”).

B. The Seller has accepted the Buyer’s promissory note of even date herewith (the “Note”) in payment for the Shares.

C. In consideration of the sale of the Shares and as security for the payment of the Note, the Buyer has agreed to execute this Security Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.	Pledge.

(a) The Buyer hereby grants and assigns to the Seller a security interest in all the assets in the Buyer’s designated brokerage account into which it deposited the Shares (the “Collateral”) to secure payment of the Note. The Buyer shall provide the Seller with the designated brokerage account details in due course. The Buyer agrees that, without obtaining prior written approval of the Seller, the Buyer shall not (i) transfer any Shares in the designated brokerage account, or (ii) withdraw any monies from the designated brokerage account. (b) In the event the Seller is involved in a merger, reorganization, exchange, sale of all or substantially all of its assets or other event requiring the transfer of a part or all of the Shares, the Buyer shall, within ten (10) days after demand by the Seller, execute any documents necessary to insure the continued secured status of the Note by the Collateral.

2.	Rights in the Collateral.

Until there is an event of default under the Note, the Buyer shall retain all incidents of ownership in the Collateral not specifically limited herein and not in derogation of the Seller’s security interest in the Collateral, including the right to vote any Shares of stock held as Collateral, the right to receive all notices sent with respect to the Collateral, and the right to grant subordinate security interests in the Collateral with the Seller’s prior written consent, which may be withheld for any reason.

3.	Taxes, Charges and Expenses.

The Seller agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, if any.

4.	Rights to Accelerate Payment.

The Seller shall have the right to accelerate payment in any of the following events under this Security Agreement:

(a) The Buyer becomes insolvent in that either a petition is filed by or against the Buyer under any bankruptcy law, or he is unable to pay his debts as they fall due, or he makes a general assignment for the benefit of his creditors or takes any other action to take advantage of any insolvency laws; and

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(b) The Buyer fails to comply with the provisions of any agreement, instrument, decree, judgment, order, obligation, covenant, bond, lien, encumbrance, security interest, article of incorporation or bylaw pertaining to the Collateral or affecting the Buyer’s or the Seller’s rights in the Collateral.

5.	Remedies of the Seller.

(a) If any of the events set out in Clause 4 above has occurred and continues for a period of five (5) days or more, the Note shall become immediately due and payable, at the option of the Seller, and the Seller shall have the right to take possession and proceed against the Collateral in accordance with this Security Agreement or the Stock Purchase Agreement.

(b) The Buyer waives the benefit of any statute of limitations affecting his liability under this Security Agreement, the Stock Purchase Agreement or the Note, or the enforcement thereof, and agrees that any payment of any indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to this Security Agreement, the Stock Purchase Agreement or the Note. The Buyer waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Security Agreement or the Note, with respect to any of the events occurred as provided in Clause 4 under this Security Agreement and the Note.

6. Binding Effect; Assignment. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns permitted hereby. The Buyer agrees that the Seller can assign its security interest hereunder and all its rights, including its rights to receive payment, under the Stock Purchase Agreement and the Note to any natural person or entity. In the event of such assignment, the Buyer agrees that he will not assert against the assignee any claim or defense which he may have against the Seller if the assignee takes such assignment for value, in good faith and without notice of such claim or defense.

7. Governing Law; Exclusive Jurisdiction. This Security Agreement shall be interpreted under, and governed by, the laws of the State of Maryland, without reference to any conflict or choice of law rules or doctrines of the State of Maryland. Any action or proceeding arising out of or relating to this Security Agreement shall be brought in the courts of the State of Maryland, and each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland in any such action or proceeding, waives any objection it or he may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only by the courts of Maryland and agrees not to bring any action or proceeding arising out of or relating to this Security Agreement in any other courts.

8. Dispute Resolution. Any dispute arising out of, or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered according to the laws of the State of Maryland.

9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic transmission prior to 5:00 p.m., Eastern Standard Time, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via electronic transmission on a day that is not a business day or later than 5:00 p.m., Eastern Standard Time, on any business day, (c) the business day following the date of mailing, if sent by overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and email address for such notices and communications shall be as follows:

If to the Borrower:	Alset Inc. Address: 4800 Montgomery Lane, Suite 210 Bethesda, MD 20814 Attention: Mr. Rongguo Wei Email:

If to the Lender:	Alset International Limited Address: 9 Temasek Boulevard, #16-04,

Suntec Tower Two, Singapore 038989 Attention: Mr. Alan Lui Email:

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10. Severability. In the event any provision of this Security Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Security Agreement so as not to cause the invalidity or unenforceability of the remainder of this Security Agreement. All remaining provisions of this Security Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by laws.

11. Entire Agreement. This Security Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Security Agreement.

12. Modification. Except as otherwise provided in this Security Agreement, this Security Agreement may be modified, superseded, or voided only upon the written and signed agreement of the parties.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Security Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

By the Seller:

alset INTERNATIONAL limited

By:	/s/ Alan Lui
Name:	Alan Lui
Title:	Chief Financial Officer

By the Buyer:

ALSET INC.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-Chief Financial Officer

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